FIRST AMENDMENT
TO THE
PROLIANCE INTERNATIONAL, INC. SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN
(as amended and restated effective January 1, 2008)
     In accordance with Section 10.1 of the Proliance International, Inc. Supplemental Executive Retirement Plan (the “SERP”) the following amendment is hereby made to the SERP:
1.	The following new Section 1.05 is hereby added to the SERP:
1.04 Cessation of Accruals. Notwithstanding any other provision of this Plan to the contrary, effective as of March 31, 2009, all benefit accruals under Sections 4.1 and 4.2 of the SERP shall cease with respect to all participants. Benefits under said Sections shall be determined as if such Participant had retired or died on that date.
The foregoing amendment shall be effective March 31, 2009.

PROLIANCE INTERNATIONAL, INC.
Date: January 27, 2009	By /s/ Jeffrey L. Jackson
Its Vice President -- Human Resources